Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by references in this Registration Statement on Form S-3 of Shell Midstream Partners, L.P. of our report dated November 10, 2015 relating to the financial statements of Shell Auger and Lockport Operations, which appears in Shell Midstream Partners, L.P.’s Current Report on Form 8-K/A filed on November 20, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 8, 2016